Exhibit 10.1

EXECUTIVE CONSULTING AGREEMENT

made this 30 day of January, 2025

AMONG

180 LIFE SCIENCES CORP.

AND

EVL CONSULTING, LLC

AND

ERIC VAN LENT

- i -

EXECUTIVE CONSULTING AGREEMENT

THIS AGREEMENT is dated for reference and made effective the 30 day of January 2025 (the “Effective Date”).

AMONG:

180 LIFE SCIENCES CORP., a corporation duly incorporated under the laws of Delaware, having a place of business at 3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA

(the “Company”)

OF THE FIRST PART

AND:

EVL CONSULTING, LLC., a corporation duly incorporated under the laws of Wyoming, having offices at 312 W 2nd St, Unit #A615, Casper, WY 86201

(the “Consultant”)

OF THE SECOND PART

eric van lent, an individual

(the “CAO”)

OF THE THIRD PART

WHEREAS:

(A) the Company is a clinical stage biotechnology company, focused on the development of therapeutics for unmet medical needs in chronic pain, inflammation and fibrosis by employing innovative research, and, where appropriate, combination therapy. In September 2024, the Company completed the acquisition of certain source code and intellectual property relating to an online blockchain casino, and moving forward, will focus the majority of its operations on the creation of the online blockchain casino, while looking to monetize certain prior development stage therapeutic product.

(B) the Consultant is wholly-owned and controlled by the CAO;

(C) the Company and the Consultant have mutually agreed to evidence the terms of the engagement of the services of the Consultant by the Company by this Agreement which is to supersede all prior discussions and negotiation between the parties, whether written or oral; and

(D) the Consultant will direct the CAO to provide the services of Chief Accounting Officer to the Company (on an interim basis) throughout the term in order to fulfil its obligations hereunder.

WITNESSETH that the parties mutually agree as follows:

Part 1

INTERPRETATION

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Interpretation

1.1 For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires,

(a) this “Agreement” means this executive consulting agreement as may from time to time be supplemented or amended by one or more agreements entered into pursuant to the applicable provisions hereof,

(b) “Parties” means the Company, the Consultant and the CAO,

(c) the words “herein”, “hereof” and “hereunder” or similar terms refer to this Agreement as a whole and not to any particular paragraph, subparagraph or other subdivision of this Agreement,

(d) all dollar amounts in this Agreement are expressed in American dollars,

(e) a reference to an entity includes any entity that is a successor to such entity,

(f) the headings of this Agreement are for convenience only and are not intended as a guide to interpretation of this Agreement or any portion hereof,

(g) a reference to a statute includes all regulations made pursuant thereto, all amendments to the statute or regulations in force from time to time, and any statute or regulation which supplements or supersedes such statute or regulations, and

(h) the “Board” means the board of directors of the Company as from time to time constituted.

Engagement

1.2 The Company hereby engages the Consultant and the Consultant hereby agrees to provide consulting services to the Company upon and subject to the terms and conditions of this Agreement.

1.3 Concurrently with the Consultant’s performance of the Services (as defined below), the Company acknowledges that the CAO may have other business involvements, business interests and sources of business income, including from parties with which the Company may or may not have a relationship. The CAO is permitted to undertake such activities and retain all compensation received from these activities provided that such activities do not prevent, inhibit or impair the Consultant and the CAO from meeting their obligations under this Agreement.

1.4 The Consultant and the CAO hereby promises to perform and discharge faithfully the services which may be requested from the Consultant and CAO from time to time by the Company and duly authorized representatives of the Company, including the Interim CEO and/or Board of Directors (the “Services”), as more fully described in Appendix A hereto. The Consultant and CAO shall provide the Services required hereunder in a diligent and professional manner.

1.5 All services provided by the Consultant and CAO hereunder shall be in full compliance with all applicable laws and regulations.

1.6 At all times that the Company is subject to reporting obligations with the Securities and Exchange Commission (“SEC”), (a) CAO shall use his best efforts to maintain the Company’s compliance with all rules and regulations of the SEC and reporting requirements for publicly traded companies under the Securities Exchange Act of 1934, as amended; and (b) CAO shall comply, and cause the Company to comply, with the then-current good corporate governance standards and practices as prescribed by the SEC, any exchange on which the Company’s capital stock or other securities may be traded and any other applicable governmental entity, agency or organization.

Term

1.7 This Agreement will come into effect on January 30, 2025 and this Agreement and the Services will continue until July 30, 2025, unless otherwise terminated pursuant to the terms under Part 4 (the “Term”).

Title

1.8 The CAO will act under the title of “Chief Accounting Officer” of the Company, or such other titles or position as advised by the Board, and will report to the Interim CEO of the Company. The CAO will receive all remuneration and other benefits of such offices only through the Consultant.

Responsibilities

1.9 The CAO’s responsibilities will be those typically handled by the Chief Accounting Officer of a public reporting company of similar size, and in a similar situation to the Company, as more fully described in Appendix A hereto.

General Responsibilities

1.10 During the term of this Agreement, the CAO will

(a) diligently perform the Services arising under this Agreement to the best of his skill and ability, and

(b) attend to duties at the specific times and days as reasonably directed by the Company, excepting absence due to sickness and other authorized absences as set out in this Agreement.

Part 2

COMPENSATION

Fees

2.1 The Company will pay the Consultant a monthly consulting fee of $8,000 for an average of ten hours of work per week (the “Working Hours”), with each installment payable monthly in arrears (no later than 15 days after the Company has received an invoice from the Consultant), in respect of the Services (the “Fee”). No deductions will be made on account of income taxes or employment insurance. All payments made pursuant to this Agreement will be made to the Consultant. Any hours in excess of the Working Hours (evaluated on a monthly basis) will be compensated at a rate of $200/hour (subject to receipt of appropriate documentation from the Consultant detailing the utilization of these hours), only if preapproved in writing by the Company.

Expenses and Fees

2.2 The Company will promptly reimburse any reasonable, pre-approved out-of-pocket expenses of the Consultant or the CAO upon presentation of appropriate vouchers and invoices, including but not limited to travel, lodging and business entertainment expenses, pursuant to the Company’s reimbursement policies in effect from time to time.

Independent Contractor

2.3 The Consultant’s relationship with the Company shall be that of an independent contractor and not that of an employee. Accordingly, the Consultant, as well as the CAO, will not be eligible for any employee benefits, other than as specifically provided for herein.

2.4 It is the express intention of the Company and Consultant and CAO that Consultant perform the Services as an independent contractor to the Company. Nothing in this Agreement shall in any way be construed to constitute Consultant or CAO as an agent or employee of the Company. Consultant and CAO acknowledge and agree that Consultant and CAO are obligated to report as income all compensation received by Consultant and CAO pursuant to this Agreement. Consultant and CAO agree to and acknowledge the obligation to pay all self-employment and other taxes on such income.

2.5 The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Consultant under the terms of this Agreement. Consultant agrees and understands that it is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Consultant agrees to indemnify and hold harmless the Company and its affiliates and their directors, officers and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising from or in connection with (i) any obligation imposed on the Company to pay withholding taxes or similar items, or (ii) any determination by a court or agency that the Consultant is not an independent contractor pursuant to this Agreement.

Part 3

THE CONSULTANT’s and THE CAO’s ADDITIONAL COVENANTS and representations

Confidential Information

3.1 The Consultant and the CAO acknowledge that in the course of performing the Services the Consultant and the CAO will have access to and be entrusted with confidential information and trade secrets of the Company (collectively the “Confidential Information”) relating to the business affairs, customers, suppliers, technology, proprietary rights, patents, research, plans, research data, marketing techniques, manufacturing methods, procedures and techniques, industrial designs, inventions, improvements, discoveries and routines concerning the Company, its business and those of its affiliates and of its customers and their particular business requirements, and that the disclosure of any of such Confidential Information to competitors of the Company or the general public may be highly detrimental to the interests of the Company or its affiliates, as the case may be, and the Consultant and the CAO each agree to maintain the utmost confidentiality respecting the Confidential Information.

The Consultant and the CAO further acknowledge that in the course of performing the Services they might, from time to time, be a representative of the Company in negotiations and discussions with other parties and as such will be significantly responsible for maintaining or enhancing the goodwill of the Company and its affiliates.

The Consultant and the CAO further acknowledge that the right to maintain the confidentiality of the Confidential Information and the right to preserve the Company’s goodwill are proprietary rights which the Company is entitled to protect.

Consultant and CAO agree that it/he shall surrender to the Company and/or destroy all documents and materials in its/his possession or control which contain Confidential Information and which are the property of the Company upon the termination of this Agreement.

No Disclosure

3.2 The Consultant and the CAO will not, during the term of this Agreement or at any time thereafter, disclose any of the Confidential Information to any person, nor will the Consultant and the CAO use the Confidential Information for any purpose other than to complete the Services, nor will either disclose or use for any purpose other than in the best interests of the Company or its affiliates the private affairs of the Company or its affiliates or any other confidential or proprietary information which it might acquire during the course of performing the Services, except:

(a) with the prior written authorization of the Board,

(b) as required to carry out the purposes of this Agreement,

(c) as otherwise permitted under this Agreement, or

(d) where the Confidential Information is in or comes into the public domain through no act or omission of the Consultant and/or the CAO.

3.3 Notwithstanding any other term of this Agreement (including this Part 3, (a) the Consultant and CAO may respond to a lawful and valid subpoena or other legal process relating to the Company or its business or operations; provided that the Consultant and/or CAO shall: (i) give the Company the earliest possible notice thereof; (ii) as far in advance of the return date as possible, at the Company’s sole cost and expense, make available to the Company and its counsel the documents and other information sought; and (iii) at the Company’s sole cost and expense, assist such counsel in resisting or otherwise responding to such process, and (b) the Consultant’s and CAO’s reporting of possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any other whistleblower protection provisions of state or federal law or regulation shall not violate or constitute a breach of this Agreement. Nothing contained in this Agreement (or any exhibit hereto) shall be construed to prevent the Consultant or CAO from reporting any act or failure to act to the Securities and Exchange Commission or other governmental body or prevent the Consultant from obtaining a fee as a “whistleblower” under Rule 21F-17(a) under the Exchange Act or other rules or regulations implemented under the Dodd-Frank Wall Street Reform Act and Consumer Protection Act.

No Competition & Notice of Conflict

3.4 Consultant and CAO certify that neither have any outstanding agreement or obligation that conflicts with any of the provisions of this Agreement or that would preclude Consultant and CAO from complying with the provisions of this Agreement. Consultant and CAO further certifies that Consultant and CAO will not enter into any such conflicting agreement during the Term of this Agreement. Prompt disclosure is required by Consultant and CAO if they undertake any activity which may conflict with any of the provisions of this Agreement, the Services, or be adverse to the Company’s interests.

3.5 If the Board, acting reasonably, determines that the Consultant or the CAO is engaging in an activity which it deems to be a conflicting activity, then the Company will so advise the Consultant or the CAO, as applicable, in writing and the Consultant or the CAO, as applicable, will, as soon as possible in order to minimize any injury to the Company and in any event no longer than 10 days, or such longer period as the Company and the Consultant or the CAO may agree upon, after receipt of notice,

(a) discontinue the activity, and

(b) certify in writing to the Company that it has discontinued the conflicting activity including where appropriate by sale or other disposition or by transfer of all such interests, except a beneficial interest, into a “blind trust” or other fiduciary arrangement over which the Consultant and/or the CAO has no control, direction or discretion; or

advise the Company that it disputes the conflict and the matter will be referred to mediation or arbitration as set out under Part 5.

Company’s Proprietary Rights

3.6 Notwithstanding anything else in this Agreement, it is expressly acknowledged and understood by the Consultant and the CAO that all of the work product of the Consultant and the CAO while performing the Services pursuant to the terms hereof will belong to the Company absolutely, and notwithstanding the generality of the foregoing, all patents, inventions, improvements, notes, documents, correspondence, produced by the Consultant and the CAO while performing the Services will be the exclusive property of the Company. The Consultant and the CAO further agree to execute without delay or further consideration any patent assignments, conveyances, other documents and assurances as may be necessary to effect this provision.

Special Remedies

3.7 The Consultant and the CAO acknowledge his obligations under this Part 3 are of a special character and that in the event of any conduct by the Consultant and the CAO in violation of this Agreement or any of these obligations, the Company may sustain irreparable injury for which monetary damages will not provide an adequate remedy. Accordingly, the Consultant and the CAO agree that in addition to other remedies and damages available to the Company at law or otherwise and if the Company so elects, the Company is entitled:

(a) to institute and prosecute proceedings either at law or in equity in any court of competent jurisdiction, against the Consultant and/or the CAO: (i) to obtain damages for the conduct, (ii) to enforce specific performance, (iii) to enjoin the Consultant, the CAO, any principal, partner, agent, servant, employer and employee of the Consultant, and any other person acting for, on behalf of or in conjunction with the Consultant from the conduct, or (iv) to obtain any other relief or any combination of the foregoing which the Company may elect to pursue.

3.8 If any restriction as to time, area, capacity or activity imposed on the Consultant and the CAO by this Agreement is finally determined by a Court of competent jurisdiction to be unenforceable (the “Offending Restriction”), the Consultant and the CAO agree that upon written notice from the Company specifying for inclusion in this Agreement a lesser time or area, fewer capacities or an activity of lesser scope than now contained in this Agreement (the “Lesser Restriction”), this Agreement will be deemed to be amended by the substitution of the Lesser Restriction for the Offending Restriction insofar as is lawfully enforceable.

The Consultant’s Representations

3.9 The Consultant and the CAO hereby confirm to the Company that the information about the Consultant and the CAO contained in the written resumé previously provided to the Company is materially accurate and omits nothing which would render any information contained therein misleading. The Consultant and the CAO consent to the Company making such background checks about the Consultant and the CAO as it deems necessary. The Consultant and the CAO further represent that this Agreement does not conflict with any agreement, arrangement or other legal obligation to any previous employer or other person to which any duty or obligation is owed.

Part 4

TERMINATION

Termination

4.1 Prior to the end of the Term, subject to Section 4.2 and Section 4.3, this Agreement may be terminated on the effective termination date as set out in any agreement between the Company and the Consultant and the CAO for voluntary termination.

4.2 The Company shall have the right to terminate this Agreement at any time, provided that if the Company terminates by way of notice prior to completion the Term:

(a) then the Company will pay the Consultant $10,000, which the Consultant will accept as full compensation for the termination and neither the Consultant nor the CAO need perform the Services during the notice period.

Payment of Amounts Due

4.3 Any amount due to Consultant hereunder under Section 4.2 or 4.3, shall be paid to Consultant within 60 days of the date of termination of this Agreement.

Termination for Just Cause and Other Events of Early Termination

4.4 Despite any other term of this Agreement to the contrary, this Agreement may be terminated by the Company without notice upon:

(a) the death or physical or mental incapacity of the CAO and as a result of which the CAO is unable to perform the Services for a period in excess of 30 days;

(b) in the event the CAO or a related party to the CAO ceases to own or control 100% of the shares of the Consultant;

(c) the receipt by the Consultant and the CAO of written notice from the Board terminating this Agreement for just cause where “just cause” means any of the following events:

i.	any material or persistent breach by the Consultant or the CAO of the terms of this Agreement;

ii.	the conviction of the Consultant or the CAO of a felony offence, or the equivalent in a non-American jurisdiction, or of any crime involving moral turpitude, fraud or misrepresentation, or misappropriation of money or property of the Company or any affiliate of the Company,

iii.	a wilful failure or refusal by the Consultant or the CAO to satisfy its respective obligations to the Company under this Agreement including without limitation, specific lawful directives, reasonably consistent with this Agreement, or requests of the Board,

iv.	any negligent or wilful conduct or omissions of the Consultant or the CAO that directly results in substantial loss or injury to the Company,

v.	fraud or embezzlement of funds or property, or misappropriation involving the Company’s assets, business, customers, suppliers, or employees,

vi.	any failure to comply with any of the Company’s written policies and procedures, including, but not limited to, the Company’s Corporate Code of Ethics and Insider Trading Policy,

vii.	however, no termination is deemed to be for just cause under this Agreement, except for termination for a conviction under the second subsection of Section 4.5(c), or an act constituting just cause which has already occurred and which is ascertained to have caused the Company a financial loss or loss of goodwill, unless the Board first gives written notice to the Consultant and the CAO, as applicable, advising of the acts or omissions that constitute failure or refusal to perform its obligations and that failure or refusal continues after the Consultant and the CAO, as applicable, has had thirty (30) days to correct the acts or omissions as set out in the notice.

Effect on Termination under Section 4.4

4.5 If the Company terminates this Agreement pursuant to Section 4.4, then the Consultant is not entitled to receive and the Company will not pay any fee, damages or other sums as a consequence of the termination (including, but not limited to any fees due pursuant to Section 2.2 or 4.2(a)), except for Fees and unpaid and reimbursable expenses accrued but unpaid prior to the effective termination date and the Consultant will cause the CAO to resign from any office with the Company or an affiliate which the Company cannot by itself lawfully terminate.

Return of Property

4.6 On the effective termination date, the Consultant and the CAO will deliver to the Company, in a reasonable state of repair, all property including without limitation, all copies, extracts and summaries, whether in written, digital, magnetic or electronic form, of documents and information of the Company in the possession or under the control or direction of the Consultant and the CAO as at the termination date.

Resignation of Director and Officer

4.7 Upon termination hereof the CAO will immediately resign as an officer and, if applicable, director of the Company and of any subsidiaries or affiliates, and of any other entity where he has been appointed or nominated by the Company or the Consultant.

Part 5

RESOLUTION OF DISPUTES

Mediation

5.1 The parties will, in good faith, use their best efforts to resolve any dispute arising under or in connection with this Agreement among themselves. If the parties are unable to resolve such a dispute, then before recourse to arbitration, except for a matter that would justify the granting of a preliminary injunction, the parties will jointly refer the matter to a mutually acceptable third party (“Mediator”) to mediate the matter in dispute between the parties upon the following terms and otherwise upon terms in accordance with rules or procedures and evidence then acceptable to the parties (the “Mediation”):

(a) the decision of the Mediator will not be binding upon the parties;

(b) the Mediation will be confidential and without prejudice to the respective rights of the parties in dispute;

(c) regardless of the outcome of the Mediation, no party will be obligated to pay more than its own cost of participation in the Mediation and one-half of the costs of the Mediator; and

(d) at any time after the appointment of the Mediator a party may, either in conjunction with or in the place of the Mediation, pursue all remedies otherwise available to the party in law or in equity under this Agreement.

Part 6

GENERAL

Further Assurances

6.1 Each party will, at its own expense and without expense to any other party, execute and deliver the further agreements and other documents and do the further acts and things as the other party reasonably requests to evidence, carry out or give full force and effect to the intent of this Agreement.

Assignment

6.2 Neither party may assign any right, benefit or interest in this Agreement without the prior written consent of the other party. Any purported assignment without such consent will be void.

Severability

6.3 If any one or more of the provisions contained in this Agreement or the application of any of them to a person or circumstance is held by a court to be illegal, invalid or unenforceable in respect of any jurisdiction, then to the extent so held, it is separate and severable from this Agreement but the validity, legality and enforceability of the provision will not in any way be affected or impaired in any other jurisdiction and the remainder of this Agreement or the application of the provision to persons or circumstances other than those to which it is held to be invalid, illegal or unenforceable is not affected unless the severing has the effect of materially changing the economic benefit of this Agreement to the Consultant and the CAO or the Company.

Waiver and Consent

6.4 No provision of this Agreement may be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Consultant, the CAO and on behalf of the Company by an officer specifically designated by the Board. No waiver by a party at any time or any breach by the other party of a term of this Agreement or of performance of an obligation to be performed by the other party under this Agreement is deemed to be a waiver of similar or dissimilar terms or obligations at the same, any prior or subsequent time.

Notice

6.5 A notice, demand, request, statement or other evidence required or permitted to be given under this Agreement (a “notice”) must be written. It will be sufficiently given if delivered to the address of a party set out on Page 1 and if

(a) delivered in person to the Consultant or the CAO either by certified mail or courier so that a delivery receipt is obtained, or

(b) delivered to the Company or the Board, as the case may be, either by certified mail or courier so that a delivery receipt is obtained.

At any time, a party may give notice to the other party of a change of address and after the giving of the notice, the address specified in the notice will be considered to be the address of the party for the purpose of this paragraph.

Any notice delivered or sent in accordance with this paragraph will be deemed to have been given and received

(a) if delivered, then on the day of delivery,

(b) if mailed, on the earlier of the day of receipt and the 7th business day after the day of mailing, or

(c) if sent by telex, telegram, facsimile, email, on the first business day following the transmittal date; however,

(d) if a notice is sent by mail and mail service is interrupted between the point of mailing and the destination by strike, slowdown, force majeure or other cause within three (3) days before or after the time of mailing, the notice will not be deemed to be received until actually received, and the party sending the notice will use any other service which has not been so interrupted or will deliver the notice in order to ensure prompt receipt.

Binding Effect

6.6 This Agreement will enure to the benefit of and be binding upon the parties hereto and their successors. This Agreement is non-assignable.

Governing Law

6.7 This Agreement will be interpreted under and is governed by the laws of the State of Delaware and the federal laws of the United States as applicable and, except for matters which cannot properly or lawfully be resolved by mediation pursuant to Section 5.1, the courts of the State of Delaware will have exclusive jurisdiction to entertain any action arising under this Agreement and the parties hereby attorn to the jurisdiction of those courts.

Time of Essence

6.8 Time is of the essence in the performance of each obligation under this Agreement.

Counterparts

6.9 This Agreement and any other written agreement delivered pursuant to this Agreement may be executed in any number of counterparts with the same effect as if all parties to this Agreement or such other written agreement had signed the same document and all counterparts will be construed together and will constitute one and the same instrument.

Entire Agreement

6.10 This Agreement constitutes the entire agreement between the parties in respect of the Services and supersedes and replaces all prior negotiations, written or oral understandings or agreements made between the parties.

Survival of Terms

6.11 The provisions of Sections 2.2, 2.3, 2.5, 3.1 to 3.7, 3.8, 4.3, 4.4, 5.1, 6.1, 6.2, 6.3, 6.4, 6.5, 6.6, 6.7, 6.8, and 6.10 and this Section 6.11, will survive the termination of this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement effective as of the day and year first above-written.

)
180 LIFE SCIENCES CORP.		)
)
Per:	/s/ Blair Jordan, Chief Executive Officer	)
	Authorized Signatory	)
)
)

)
EVL CONSULTING, LLC.		)
)
Per:	/s/ Eric Van Lent	)
	Eric Van Lent	)
)
)

)
ERIC VAN LENT		)
)
	/s/ Eric Van Lent	)
)
)
)

Appendix A – Services

Financial Reporting and Compliance

●	Oversee the preparation of accurate, timely financial statements in compliance with GAAP standards, including but not limited to supervising external accountants, and working closely with auditors, legal counsel and other external parties

●	Ensure adherence to all SEC reporting requirements, including filing of Forms 10-Q, 10-K, and 8-K.

●	Monitor compliance with Nasdaq listing standards and provide timely updates to the board on regulatory changes.

Internal Controls and Risk Management

●	Design, implement, and maintain a robust internal control framework to mitigate financial and operational risks; such control framework should be applicable to the Company’s current state of development, and dynamic (i.e., expandable) as the Company grows.

●	Conduct regular audits and reviews to ensure controls are effective and aligned with regulatory standards (e.g., SOX compliance).

●	Collaborate with internal accountants and external auditors to resolve issues and maintain transparency.

Budgeting and Forecasting

●	Lead the development of annual budgets, forecasts, and long-term financial plans when required by the Company.

●	Analyze financial performance, variances, and trends to provide actionable insights to the executive team.

●	Assist in identifying cost-saving opportunities and efficiency improvements.

Strategic Leadership

●	As needed, serve as a key advisor to the CEO and board on financial strategies and risks.

●	Provide insights on mergers, acquisitions, and other strategic transactions.

●	Support investor relations by preparing financial information for use by the CEO and board when speaking to external investors and/or investment banks

Tax and Treasury Management

●	Manage tax compliance and strategy, including federal, state, and international tax obligations.

●	Oversee cash flow management and treasury operations to ensure liquidity and optimal capital structure, including primary responsibilities for AP/AR (mostly AP) and interfacing with contract accountants and external counterparties such as commercial banks

●	Evaluate and implement financial systems and tools to streamline accounting and reporting processes.

Stakeholder Collaboration

●	Work closely with legal, compliance, and operations teams to align financial policies with business objectives.

●	Serve as the primary contact for auditors, tax advisors, and regulatory authorities.

●	Partner with IT to ensure financial systems meet the company's evolving needs.

Special Projects and Ad-Hoc Analysis

●	Lead special financial projects, including system implementations and process redesigns if required through the Company’s growth.

●	Conduct scenario analyses and provide insights to guide decision-making during economic uncertainties or market changes

●	Active participation in M&A due diligence, financial analysis and financial modelling